ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20080582753-00
Filing Date and Time 08/29/2008 2:33PM
Entity Number C17627-2003

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS)

USE BLACK INK ONLY · DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE use:ONLY

This Form Is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.260)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1.  Name of Nevada entity as last recorded in this office:

TransMax Technologies, Inc

2.	The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3.	Indicate what changes have been made by checking the appropriate box:"

☐

No amendrnents; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒	The entity name has been amended.
☐	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐	The purpose of the entity has been amended
☒	The authorized shares have been amended.
☐	The directors. managers or general partners have been amended
☐	IRS tax language has been added.
☒	Articles have been added.
☒	Articles have been deleted
☐	Other. The articles or certificate have been amended as follows: (provide ·article numbers, if available)

*This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above infomiation and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary Of State Restates Articles

Revised: 10-16-09

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